EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Merisel, Inc. 401(k) Retirement Savings Plan

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-444605 of Merisel, Inc. of our report dated June 28, 2013, relating to the financial statements and supplemental schedule of the Merisel, Inc. 401(k) Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

New York, New York
July 1, 2013